UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2010 (August 27, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On August 27, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), acquired an 80% interest in a corporate headquarters and industrial warehouse facility containing approximately 231,000 square feet situated on an 11 acre site located in Ontario, California (“Archibald Business Center”) through a joint venture with an unaffiliated third party.  The contract purchase price for Archibald Business Center was $9.5 million.  The consideration paid for our interest was approximately $7.6 million, exclusive of closing costs, which we funded with proceeds from our offering of stock to the public.  Archibald Business Center includes approximately 25,000 square feet of office space on two floors.  The remaining portion of the building is industrial space featuring 14 dock-high positions and 28-foot minimum clear height.  Archibald Business Center was constructed in 1991 and is currently 100% leased to a single tenant, Skechers, U.S.A., Inc.  The acquisition is individually insignificant under Rule 3-14 of Regulation S-X.  The purchase price for the transaction was determined through negotiations between the seller, an unaffiliated third party, and our advisor and its affiliates. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2010 (unaudited) and for the year ended December 31, 2009	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2010 (unaudited) and for the year ended December 31, 2009	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010	8

	Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2010	9

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009	10

	Notes to Unaudited Pro Forma Consolidated Financial Statements	11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Archibald Business Center, a corporate headquarters and industrial warehouse facility located in Ontario, California (the “Property”), for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 9, 2010

Archibald Business Center

Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2010 (unaudited)
and for the Year Ended December 31, 2009
(in thousands)

	Six Months Ended June 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues
Rental revenue	$403	$1,166
Tenant reimbursement and other income	129	246
Total revenues	532	1,412

Certain Operating Expenses
Property operating expenses	37	62
Property taxes	93	184
Management fees	11	42
General and administrative expenses	6	16
Total certain operating expenses	147	304

Revenues in excess of certain operating expenses	$385	$1,108

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Archibald Business Center

Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2010 (unaudited)
and for the Year Ended December 31, 2009

1.  ORGANIZATION AND BASIS OF PRESENTATION

On August 27, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), acquired an 80% interest in a corporate headquarters and industrial warehouse facility containing approximately 231,000 square feet situated on an 11 acre site located in Ontario, California (“Archibald Business Center”) through a joint venture with an unaffiliated third party.  The contract purchase price for Archibald Business Center was $9.5 million.  The consideration paid for our interest was approximately $7.6 million, exclusive of closing costs, which we funded with proceeds from our offering of stock to the public.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC.  The Historical Summaries include the historical revenues and certain operating expenses of Archibald Business Center, exclusive of items which may not be comparable to the proposed future operations of Archibald Business Center.  The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of Archibald Business Center for the six months ended June 30, 2010 and the year ended December 31, 2009.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2010, included in this report, are unaudited.  In the opinion of our management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consist of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

In preparing the accompanying financial statements, we evaluated events and transactions that occurred subsequent to June 30, 2010, through the date that the accompanying consolidated financial statements were available to be issued on September 9, 2010.

Revenue Recognition

The operations of Archibald Business Center consist of rental revenue earned from its single tenant, Skechers U.S.A., Inc. (“Skechers”), under a lease agreement which provides for minimum rent payments.  The Skechers lease has been accounted for as an operating lease.  Rental revenue is recognized by amortizing lease payments on a straight-line basis over the entire term of the lease.  No straight-line adjustment was required for the six months ended June 30, 2010 or the year ended December 31, 2009.

Tenant reimbursement and other income consist of recovery of property taxes, insurance, and certain other basic operating costs.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

Archibald Business Center

Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2010 (unaudited)
and for the Year Ended December 31, 2009

3.  LEASES

The aggregate annual minimum cash payments to be received on the non-cancelable operating lease in effect as of December 31, 2009 is as follows (amounts in thousands):

Year Ending December 31,	Amount
2010	$201
Thereafter	—
$201

The minimum future rental income represents the base rent required to be paid by Skechers under the terms of the lease exclusive of operating expense recoveries.  In March 2010, Skechers amended its lease agreement scheduled to expire on March 31, 2010, such that the lease was extended through December 31, 2010 (the “Fourth Amendment”).  Aggregate annual minimum cash payments to be received under the terms of lease agreements in place during 2010 total approximately $0.8 million.

4.  CONCENTRATIONS AND COMMITMENTS

For the year ended December 31, 2009, Archibald Business Center’s rental income was made up of rents from Skechers, which totaled approximately $1.2 million.

5.  SUBSEQUENT EVENT

In July 2010, Skechers amended its lease such that the lease was extended from January 1, 2011 through December 31, 2011 (the “Fifth Amendment).  The Fifth Amendment includes terms substantially consistent to those of the previous amended lease agreements except for an early termination provision such that either the landlord or Skechers may terminate the lease after August 1, 2011 by providing at least 60 days’ notice.

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On August 27, 2010, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), acquired an 80% interest in a corporate headquarters and industrial warehouse facility containing approximately 231,000 rental square feet situated on an 11 acre site located in Ontario, California (“Archibald Business Center”) through a joint venture with an unaffiliated third party.  The contract purchase price for Archibald Business Center was $9.5 million.  The consideration paid for our interest was approximately $7.6 million, exclusive of closing costs, which we funded with proceeds from our offering of stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of June 30, 2010 is presented as if we acquired Archibald Business Center on June 30, 2010.  The following unaudited pro forma consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if we had acquired Archibald Business Center on January 1, 2009.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheets (Unaudited)

(in thousands, except shares)

	June 30, 2010	Pro Forma
	as Reported	Adjustments		Pro Forma
	(a)	(b)		June 30, 2010

Assets
Real Estate
Land and land improvements	$18,060	$3,892		$21,952
Buildings, net	57,791	5,193		62,984
Total real estate	75,851	9,085		84,936
Real estate loans receivable, net	24,554	—		24,554
Total real estate and real estate-related investments, net	100,405	9,085		109,490

Cash and cash equivalents	110,679	(7,605)		103,074
Restricted cash	204	—		204
Accounts receivable, net	295	—		295
Interest receivable-real estate loans receivable	1,089	—		1,089
Prepaid expenses and other assets	1,414	—		1,414
Investment in unconsolidated joint venture	508	—		508
Furniture, fixtures and equipment, net	1,085	—		1,085
Acquisition deposits	2,007	—		2,007
Lease intangibles, net	3,222	525		3,747
Total assets	$220,908	$2,005		$222,913

Liabilities and Equity
Notes payable	$48,155	$—		$48,155
Accounts payable	26	—		26
Payables to related parties	1,016	—		1,016
Acquired below-market leases, net	1,051	104		1,155
Distributions payable	803	—		803
Accrued and other liabilities	2,827	—		2,827
Total liabilities	53,878	104		53,982

Commitments and contingencies
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 17,134,274 shares issued and outstanding	2	—		2
Additional paid-in capital	172,622	—		172,622
Cumulative distributions and net loss	(6,801)	—		(6,801)
Total Behringer Harvard Opportunity REIT II, Inc. equity	165,823	—		165,823
Noncontrolling interest	1,207	1,901	(c)	3,108
Total equity	167,030	1,901		168,931
Total liabilities and equity	$220,908	$2,005		$222,913

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2010

(in thousands, except per share amounts)

	Six Months Ended June 30, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Six Months Ended June 30,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$3,197	$2,277	$532	$26	(d)	$6,032
Interest income from real estate loans receivable	2,584	(1,097)	—	—		1,487
Total revenues	5,781	1,180	532	26		7,519

Expenses
Property operating expenses	919	690	37	—		1,646
Interest expense	697	—	—	—		697
Real estate taxes	360	128	93			581
Property management fees	110	102	11	(11	)(e)	236
				24	(f)
Asset management fees	391	155	—	48	(g)	594
General and administrative	856	142	6	—		1,004
Acquisition expense	1,446	—	—	—		1,446
Depreciation and amortization	1,658	707	—	235	(h)	2,600
Total expenses	6,437	1,924	147	296		8,804

Interest income, net	257	—	—	—		257
Bargain purchase gain	5,492	—	—	—		5,492
Other income, net	(138)	—	—	—		(138)
Income (loss) before equity in losses of unconsolidated joint venture	4,955	(744)	385	(270)		4,326
Equity in losses of unconsolidated joint venture	(7)	—	—	—		(7)
Net income (loss)	4,948	(744)	385	(270)		4,319
Add: net income (loss) attributable to the noncontrolling interest	(619)	84	—	(23	)(i)	(558)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$4,329	$(660)	$385	$(293)		$3,761

Weighted average shares outstanding:
Basic and diluted	17,282					17,282

Earnings (loss) per share:
Basic and diluted	$0.25					$0.22

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

	Year Ended December 31, 2009 as Reported	Prior Acquisition Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2009

Revenues
Rental revenue	$5,484	$5,395	$1,412	$78	(d)	$12,369
Interest income from real estate loans receivable	891	—	—	—		891
Total revenues	6,375	5,395	1,412	78		13,260

Expenses
Property operating expenses	1,381	1,929	62	—		3,372
Interest expense	1,309	—	—	—		1,309
Real estate taxes	646	319	184			1,149
Property management fees	172	241	42	(42	)(e)	477
				64	(f)
Asset management fees	457	379	—	95	(g)	931
General and administrative	1,545	430	16	—		1,991
Depreciation and amortization	2,422	2,765	—	602	(h)	5,789
Total expenses	7,932	6,063	304	719		15,018

Interest income, net	484	—	—	—		484
Other income, net	—	5,492	—	—		5,492
Income (loss) before equity in losses of unconsolidated joint venture	(1,073)	4,824	1,108	(641)		4,218
Equity in losses of unconsolidated joint venture	(2)	—	—	—		(2)
Net income (loss)	(1,075)	4,824	1,108	(641)		4,216
Add: net income (loss) atttributable to the noncontrolling interest	9	(455)	—	(93	)(i)	(539)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(1,066)	$4,369	$1,108	$(734)		$3,677

Weighted average shares outstanding:
Basic and diluted	10,592					10,592

Loss per share:
Basic and diluted	$(0.10)					$0.35

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheets

a.                                       Reflects our historical balance sheet as of June 30, 2010.

b.                                      Reflects the acquisition of Archibald Business Center for approximately $9.5 million, exclusive of closing costs.  The consideration paid for our 80% interest was approximately $7.6 million.  We used proceeds from our offering of common stock to the public to acquire Archibald Business Center.  We have preliminarily allocated the purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$3,892	—
Buildings	5,193	25 years
Lease intangibles, net	525	1.3 years
Acquired below-market lease	(104)	1.3 years
	$9,506

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

c.                                       Reflects the noncontrolling interest share of the allocated pro forma net assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2010

a.               Reflects our historical operations for the six months ended June 30, 2010.

b.              Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, and Holstenplatz, which was acquired on June 30, 2010, as if the properties had been acquired on January 1, 2009.

c.               Reflects the historical revenues and certain operating expenses of Archibald Business Center for the six months ended June 30, 2010.

d.              Reflects the pro forma straight-line amortization of the above-market and below-market leases over the average remaining terms of the leases of 1.3 years.

e.               Reflects the reversal of historical property management fees for Archibald Business Center.

f.                 Reflects the property management fees associated with the current management of Archibald Business Center, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

g.              Reflects the inclusion of an asset management fee associated with Archibald Business Center, based on 1% of the asset basis.

h.              Reflects the depreciation and amortization of Archibald Business Center using the straight-line method over the estimated useful life of 25 years for buildings and an average 1.3 years for lease intangibles.

i.                  Reflects the net income (loss) attributable to the noncontrolling interest of Archibald Business Center.

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2009

a.               Reflects our historical operations for the year ended December 31, 2009.

b.              Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, and for Holstenplatz, which was acquired on June 30, 2010, as if the properties had been acquired on January 1, 2009.

c.               Reflects the historical revenues and certain operating expenses of Archibald Business Center for the year ended December 31, 2009.

d.              Reflects the pro forma straight-line amortization of the above-market and below-market leases over the average remaining terms of the leases of 1.3 years.

e.               Reflects the reversal of historical property management fees for Archibald Business Center.

f.                 Reflects the property management fees associated with the current management of Archibald Business Center, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

g.              Reflects the inclusion of an asset management fee associated with Archibald Business Center, based on 1% of the asset basis.

h.              Reflects the depreciation and amortization of Archibald Business Center using the straight-line method over the estimated useful life of 25 years for buildings and an average of 1.3 years for lease intangibles.

i.                  Reflects the net income (loss) attributable to the noncontrolling interest of Archibald Business Center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: September 9, 2010	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer